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                                                                    Exhibit 99.1

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        GENAISSANCE PHARMACEUTICALS, INC.

              FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                 ________, 2004

       The undersigned stockholder of Genaissance Pharmaceuticals, Inc., a Delaware corporation ("Genaissance"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus each dated _______, 2004 and hereby appoints Kevin Rakin and Ben Kaplan, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Genaissance (the "Special Meeting") to be held on ____________, 2004 at 10:00 a.m., Eastern time, at Genaissance's corporate headquarters located at Five Science Park, New Haven, Connecticut 06511, and at any adjournments or postponements thereof, with all power that the undersigned would possess if personally present, and to vote all shares of common stock, par value $.001 per share (the "Common Stock"), and Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), of Genaissance held of record by the undersigned as of the record date upon the proposals hereinafter specified and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

       IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

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                                 (Reverse Side)

       PLEASE MARK VOTES AS IN THIS EXAMPLE. [X]

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL SET FORTH BELOW.

       1. To approve the issuance of shares of Common Stock in connection with a merger of Brown Acquisition Corp. ("Brown Acquisition"), a wholly owned subsidiary of Genaissance, with and into Lark Technologies, Inc. ("Lark Technologies"), as contemplated by the Agreement and Plan of Merger by and among Genaissance, Brown Acquisition and Lark Technologies, with Lark Technologies surviving as a wholly owned subsidiary of Genaissance, as well as the assumption by Genaissance of outstanding Lark Technologies stock options pursuant to such agreement.

                  FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


       2. To amend and restate Genaissance's 2000 Amended and Restated Equity Incentive Plan, as amended, to increase the maximum number of shares of Common Stock available for issuance under such plan from 4,787,375 shares to 7,187,375 shares.

                  FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


       3. To amend and restate Genaissance's 2000 Employee Stock Purchase Plan, as amended, to increase the maximum number of shares of Common Stock available for issuance under such plan from 250,000 shares to 650,000 shares.

                  FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


       4. To amend Genaissance's Certificate of Designation to its Amended and Restated Certificate of Incorporation such that each outstanding share of Series A Preferred Stock will be entitled to
            0.88 votes for each share of Common Stock issuable upon conversion of such share of preferred stock until so converted.

                  FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


       5. To permit the proxies named herein to adjourn, from time to time, the Special Meeting to solicit sufficient votes to constitute a quorum at such meeting or to adopt each of the proposals referenced above.

                  FOR [  ]     AGAINST [  ]


                  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]


Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or in another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person. Please mark, sign and date this proxy and return it promptly whether you plan to attend the Special Meeting or not. If you do attend, you may revoke your proxy and vote in person if you desire.


Signature:                                        Date:
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Signature:                                        Date:
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Address Change:
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